UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 17, 2021

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share	USWS	NASDAQ Capital Market
WARRANTS	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 17, 2021, U.S. Well Services, Inc. (the “Company”) received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has, pursuant to Listing Rule 5815(c)(4), extended the monitoring period applicable to the Company until February 22, 2022. As previously disclosed, the monitoring period was previously set to expire on August 23, 2021.

Should the Company evidence a closing bid price of less than $1.00 per share for 30 consecutive trading days at any point prior to the expiration of the monitoring period, the Panel (or a newly convened panel if the initial panel is unavailable) will provide written notice to the Company that it will promptly conduct a hearing with regards to this deficiency. The Company would then have the opportunity to respond/present to the Panel as provided by Listing Rule 5815(d)(4)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

August 20, 2021

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